Exhibit 5.1


            [Letterhead of Skadden Arps Slate Meagher and Flom LLP]



                                                   October 26, 2006


Tumbleweed Communications Corp.
700 Saginaw Drive
Redwood City, California 94063

                  Re:      Tumbleweed Communications Corp.
                           Form S-8 Registration Statement
                           -------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the "Company"), in connection with the registration of an additional 4,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Company's 1999 Omnibus Stock Incentive Plan and an additional 2,827,824 shares of Common Stock (together, the "Shares") issuable pursuant to the Valicert, Inc. 1998 Stock Plan, as adopted by the Company (together, the "Plans").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's registration statement on Form S-8 (the "Registration Statement") as will be filed with the Securities Exchange Commission (the "Commission") on October 26, 2006 under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to

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Tumbleweed Communications Corp.
October 26, 2006
Page 2

date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (v) the Plans; and (vi) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representa tives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authoriza tion by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independ ently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.


     We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plans is consistent with the Plans and has been duly authorized and validly executed and delivered by the parties thereto.

     We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act and certificates



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Tumbleweed Communications Corp.
October 26, 2006
Page 3

representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for in accordance with the terms and conditions of the Plan at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    /s/ Skadden Arps Slate Meagher and Flom LLP